Exhibit (g)(9)

AB ACTIVE ETFs, INC.

66 Hudson Boulevard East

New York, NY 10001

September 25, 2025

STATE STREET BANK AND TRUST COMPANY

John Adams Building

1776 Heritage Drive

North Quincy, Massachusetts 02171

Attention: Steve Bagley

Telephone: 617-537-3333

Re: AB ACTIVE ETFs, INC. (the “Fund’)

Ladies and Gentlemen:

Please be advised that the Fund has established new portfolio series known AB California Intermediate Municipal ETF, AB New York Intermediate Municipal ETF and AB Core Bond ETF (the “Portfolios”)

In accordance with Section 29.15.2 of the Custody Agreement dated as of July 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and between the Fund, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement, and that Appendix A to the Agreement be hereby amended and restated as set forth on Exhibit A attached hereto.

In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

By:	/s/ Stephen Woetzel
Name:	Stephen Woetzel
Title:	Fund Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ellen Goldberg
Name:	Ellen Goldberg
Title:	Vice President, Duly Authorized
Effective Date: September 25, 2025

Appendix A

ETF Clients

Fund Name	Jurisdiction of Formation

AB Active ETFs, Inc.
AB Ultra Short Income ETF	Maryland
AB Tax-Aware Short Duration Municipal ETF	Maryland
AB Disruptors ETF	Maryland
AB US High Dividend ETF	Maryland
AB US Low Volatility Equity ETF	Maryland
AB High Yield ETF	Maryland
AB US Large Cap Strategic Equities ETF	Maryland
AB Conservative Buffer ETF	Maryland
AB Core Plus Bond ETF	Maryland
AB Corporate Bond ETF	Maryland
AB Tax-Aware Intermediate Municipal ETF	Maryland
AB Tax-Aware Long Municipal ETF	Maryland
AB Short Duration Income ETF	Maryland
AB Short Duration High Yield ETF	Maryland
AB International Low Volatility Equity ETF	Maryland
AB International Buffer ETF	Maryland
AB Moderate Buffer ETF	Maryland
AB Emerging Markets Opportunities ETF	Maryland
AB International Growth ETF	Maryland
AB California Intermediate Municipal ETF	Maryland
AB New York Intermediate Municipal ETF	Maryland
AB Core Bond ETF	Maryland